UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-2

CytoDyn Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On October 27, 2021, CytoDyn Inc. sent the following email to certain stockholders:

Dear First Last name:

The Annual Meeting of Stockholders of CytoDyn, Inc. is fast approaching and according to our latest records, we have not received your vote. Your Board of Directors unanimously recommends that stockholders vote FOR all of the proposals on the agenda. Details of the meeting and proposals can be found by visiting, Cytodyn Inc. SEC Filings.

Voting is easy. Simply use one of the following methods to promptly provide your voting instructions:

1. Vote live with a Proxy Specialist – You may cast your vote live with a proxy specialist by calling toll free at 1- 833-814-9456 between the hours of 9:00am and 10:00pm Eastern time, Monday through Friday.

2. Online – by clicking on the following link and following the online instructions

CLICK HERE TO VOTE

Thank you,

Peter

Peter J. Casey

Chief Strategy Officer

Alliance Advisors

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

(973) 873-7710

(973) 338-1430 - Fax

(732) 737-5738 - Cell

pcasey@allianceadvisors.com

www.allianceadvisors.com

This email and the documents accompanying it contain information which is confidential and/or legally privileged. The information contained in this email does not constitute legal advice; you should contact an attorney for advice on specific legal issues. The information is intended only for the use of the individual or entity addressed on this email. If you are not the intended recipient, you are hereby notified that any reliance on the contents of this information is strictly prohibited, and that the documents should be returned to this firm immediately. In this regard, if you have received this email in error, please notify us by email at info@allianceadvisors.com immediately so that we can arrange the return of the documents.